UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 3, 2007
eXegenics Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-26648 (Commission File Number)	75-2402409 (IRS Employer Identification No.)

4400 Biscayne Blvd Suite 900 Miami, Florida (Address of Principal Executive Offices)	33137 (Zip Code)
Registrant’s telephone number, including area code: (305) 575-6015

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On May 11, 2007, eXegenics Inc. (the “Company”) entered into a Settlement Agreement And General Release agreement with its President, Dale R. Pfost (the “Agreement”), to provide him with certain benefits in connection with his departure from the Company.
     Under the Agreement, Dr. Pfost will continue to serve as an employee of the Company until May 31, 2007. The Agreement provides for Dr. Pfost to receive a severance payment equivalent to one year’s salary ($325,000), to be paid in monthly installments as well as reimbursement for up to $65,000 in relocation expenses. The Agreement provides that all outstanding equity awards which would vest by May 31, 208 will be automatically vested and provides that Dr. Pfost will be able to exercise all vested options until May 31, 2008. Dr. Pfost will also be eligible to receive COBRA benefits coverage for 12 months after his termination.
     The above summary is qualified by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     (b) The disclosure set forth in Item 1.01 to this Current Report is incorporated into this item by reference.
     (c) On May 3, 2007, the Company appointed Dr. Jane Hsiao as its Vice Chairman of the Board and Chief Technology Officer, Steven D. Rubin as its Executive Vice President — Administration and Dr. Rao Uppaluri as its Senior Vice President — Chief Financial Officer. On May 3, 2007, the Company entered into a verbal agreement to pay Dr. Phillip Frost, its Chief Executive Officer, an annual salary of $325,000, to pay Dr. Jane Hsiao an annual salary of $300,000, to pay Steven D. Rubin an annual salary of $300,000, and to pay Dr. Rao Uppaluri an annual salary of $275,000. The Company announced these appointments in a press release dated May 4, 2007, which is incorporated herein by reference.
     (e) On May 3, 2007, the Compensation Committee of the Board of Directors of the Company granted options to certain of the Company’s executive officers to purchase the number of shares of Common Stock set forth opposite their name:

Name	Number of Options
Phillip Frost, M.D., Chief Executive Officer	1,000,000
Jane Hsiao, Ph.D., Chief Technology Officer	650,000
Steven D. Rubin, Executive Vice President — Administration	500,000
Rao Uppaluri, Ph.D., Senior Vice President — Chief Financial Officer	400,000
     The Committee also granted an option to purchase 15,000 shares of Common Stock to each of Robert Baron, John Paganelli, Dr. Richard Lerner, Dr. Melvin Rubin and David Eichler, all non-employee directors and an additional 5,000 options to each of Dr. Richard Lerner, Dr. Melvin Rubin and David Eichler, each of whom is a chair of a committee of the Company’s board of directors.
     Each option was granted effective as of May 3, 2007, with an exercise price equal to $4.88, the closing price of the Company’s common stock as reported on the OTC Bulletin Board on May 3, 2007. The options granted to the Company’s executive officers vest in four equal annual installments beginning on the one-year anniversary of the grant date. The options granted to the Company’s non-employee directors are vested as of the grant date.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
10.1	Settlement Agreement and General Release dated May 11, 1007, between Dale R. Pfost, Ph.D. and eXegenics Inc.

99.1	Press Release dated May 4, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eXegenics Inc.

By		/s/ Adam Logal

	Name:	Adam Logal
	Title:	Executive Director of Finance, Chief Accounting Officer, Treasurer and Secretary
Date May 11, 2007

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